SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Embassy Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EMBASSY BANCORP, INC.
100 Gateway Drive, Suite 100
Bethlehem, Pennsylvania  18017

________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________________________________________________

NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Shareholders of Embassy Bancorp, Inc. (the “Company”) will be held at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania, on Wednesday, June 16, 2010, at 5:30 p.m. E.S.T. to vote upon the following matters:

(1)	To elect four (4) Directors of the Company to Class 3 for a term of three (3) years (see the attached Proxy Statement for a list of nominees).

(2)	To approve the 2010 Embassy Bancorp, Inc. Stock Incentive Plan.

(3)	To ratify the selection of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

(4)	To act upon such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 15, 2010 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.  Please complete, sign, date and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the meeting in person, and return it in the enclosed return envelope.  The return of the enclosed proxy card will not in any way affect the shareholder's right to attend the annual meeting.  This Notice and the attached proxy statement are being mailed to shareholders on or about the date hereof.  We encourage you to read the proxy statement carefully.

By Order of the Board of Directors

/s/ Judith A. Hunsicker
Bethlehem, Pennsylvania	Judith A. Hunsicker
May 15, 2010	Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 16, 2010.  This notice, the proxy statement, proxy card and 2009 Annual Report are available at: http://materials.proxyvote.com/290791.

EMBASSY BANCORP, INC.
100 Gateway Drive, Suite 100
Bethlehem, Pennsylvania 18017

May 15, 2010

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Embassy Bancorp, Inc. (the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held on Wednesday, June 16, 2010 (the “Annual Meeting”) at 5:30 p.m. E.S.T. at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania.  The Proxy Statement and the accompanying proxy are first being mailed to Shareholders of the Company on or about May 15, 2010.

SUMMARY

The following summary, including the questions and answers, are designed to help you understand various matters relating to the Annual Meeting.  This summary only highlights information in this document.  The remainder of the document and annex thereto contain more detailed information.  We urge you to read the entire document and annex to fully understand the matters at hand.

This document constitutes a proxy statement of the Company, Embassy Bancorp, Inc.

BASIC INFORMATION

Address/Telephone Number.

The mailing and physical address and telephone number of the principal executive offices of Embassy Bancorp, Inc. and of Embassy Bank for the Lehigh Valley is:

100 Gateway Drive, Suite 100
Bethlehem, Pennsylvania  18017
(610) 882-8800

Type of Organization.

Embassy Bancorp, Inc. (the “Company”) is a Pennsylvania corporation organized in 2008 and registered as a bank holding company pursuant to section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, and section 225.15 of Regulation Y.  It owns all of the capital stock of Embassy Bank for the Lehigh Valley (the “Bank”), intended to give the Bank more flexibility in meeting its capital needs as the Bank continues to grow.

Date, Time and Place of the Annual Meeting.

Wednesday, June 16, 2010, 5:30 p.m. E.S.T., at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania.

Proposals to be Voted upon at the Annual Meeting.

•	To elect four directors to the Board of Directors as Class 3 Directors to serve for a three year term and until their successors have been duly elected and qualified;

•	To approve the 2010 Embassy Bancorp, Inc. Stock Incentive Plan;

•	To ratify the selection of ParenteBeard LLC as the independent registered public accounting firm of the Company for the year ending December 31, 2010; and

•	To transact such other business as may properly come before the annual meeting and any adjournment of the meeting.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING

Who is entitled to vote?

Holding the Company’s common stock on April 15, 2010, the record date, entitles the holder to attend and vote at the meeting.  On the record date, 6,940,310 shares of the Company’s common stock were outstanding.  Each share of the Company’s common stock entitles its holder to one vote on all matters presented at the meeting, except for the election of directors, where Company shareholders have the right to vote cumulatively.  See “What vote is required to approve each proposal?” below.

How do I vote?

There are two methods.  You may vote by completing and returning the enclosed proxy card or by attending the Annual Meeting and voting in person.  If you vote by proxy but wish to change your vote prior to the Annual Meeting, you may do so by following the procedures described under “The Annual Meeting – Proxies” below.

If you sign your proxy card but do not make any selections, you give discretionary authority to the proxy voters to vote on the proposals.  In addition, every proxy card gives the proxy holder or person designated to vote discretionary authority to vote on other matters that arise at the meeting of which management is not aware.

What constitutes a quorum?

Each matter to be acted upon at the meeting requires the presence of a quorum.  As of April 15, 2010, the record date, 6,940,663 shares of common stock were issued and 6,940,310 were outstanding.  The holders of a majority of the outstanding shares, or at least 3,470,156 shares, must be present or represented by proxy, in order to establish a quorum.  If you vote by proxy or in person, you will be considered part of the quorum.

What vote is required to approve each proposal?

•
The four nominees for Class 3 director of the Company receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.  The Bylaws of the Company provide for cumulative voting in the election of Directors.  This means that every shareholder entitled to vote shall have the right to multiply the number of votes to which he or she is entitled by the total number of Directors to be elected and may cast the whole number of his or her votes for one candidate or distribute them among any two or more candidates.  Signed, but unmarked, proxies, however, will not be voted cumulatively.  See “The Annual Meeting – Vote Required For Approval – Election of Directors” below.

•	Adoption of the 2010 Embassy Bancorp, Inc. Stock Incentive Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting, in person or by proxy.

•
The ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2010 requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

What percentage of stock do the Company’s Directors and Executive Officers own?

The Company’s Directors and Executive Officers were the beneficial owners of approximately 2,413,809 shares or 34.78% of our outstanding common stock as of April 15, 2010, exclusive of outstanding options to purchase Company common stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2010:

This Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2009 Annual Report to Shareholders are available at http://materials.proxyvote.com/290791.

FORWARD-LOOKING STATEMENTS

We make forward looking statements in this Proxy Statement that are subject to risks and uncertainties.  These forward looking statements include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk and financial and other goals.  The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other similar words or terms are intended to identify forward looking statements.

These forward looking statements are subject to significant uncertainties because they are based upon or are affected by factors including:

•	Continued levels of loan quality and origination volume;

•	Interest rate fluctuations and other economic conditions;

•	Adverse changes in the economy of our market area;

•	Competition in product offerings and product pricing;

•	Continued relationships with major customers;

•	Future laws and regulations; and

•	Other risks and uncertainties, including those detailed in our filings with the Securities and Exchange Commission.

Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward looking statements.  In addition, our past results of operations do not necessarily indicate our future results.  We undertake no obligation to publicly update or otherwise revise any forward looking statements, whether as a result of new information, future events or otherwise.

THE ANNUAL MEETING

PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

•	To elect four Directors to the Board of Directors as Class 3 Directors to serve for a three year term and until their successors have been duly elected and qualified;

•	To approve the 2010 Embassy Bancorp, Inc. Stock Incentive Plan;

•	To ratify the selection of ParenteBeard LLC as independent auditors of the Company for the year ending December 31, 2010; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment of the meeting.

VOTING SECURITIES AND RECORD DATE

Shareholders of record of common stock of the Company at the close of business on April 15, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on the Record Date, the Company had 6,940,310 shares of common stock outstanding, par value $1.00 per share, each of which will be entitled to one vote at the meeting, except for the election of Directors, where Company shareholders have the right to vote cumulatively.

QUORUM

The presence, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting.

VOTE REQUIRED FOR APPROVAL

Election of Directors.

Assuming the presence of a quorum, the four nominees for Class 3 Director receiving the highest number of votes cast by shareholders entitled to vote for the election of Directors shall be elected. Votes withheld and broker non-votes will count neither for nor against the election of a nominee.  The Company’s Bylaws provide that voting may be cumulative in the election of Directors only.  This means that a shareholder may multiply the number of shares held by the number of Directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among the candidates in any manner the shareholder desires.  To exercise cumulative voting rights via proxy, the shareholder must follow the instructions on the proxy card, including checking the box indicating that he or she is exercising cumulative voting and writing the number of shares to be voted for nominees.  A shareholder may also exercise cumulative voting rights by voting his shares by ballot at the Annual Meeting. The nominees who receive the most votes will be elected. In the case where a proxy is signed by not marked, the proxy will not be voted cumulatively; shares will be voted for all nominees (see discussion under “Proxies” below).  If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors.  The Company has no knowledge that any of the nominees will refuse or be unable to serve.

Other Proposals.

Under the Bylaws of the Company, unless otherwise provided by law, a majority of votes cast by shares present, in person or by proxy, is necessary to approve other routine proposals or business properly presented at the meeting, including without limitation, the 2010 Embassy Bancorp, Inc. Stock Incentive Plan and the ratification of the selection of ParenteBeard LLC as the Company’s independent registered public accounting firm and adjourning the meeting if necessary.  Although abstentions and broker non-votes do not count either for or against the proposals, they have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

PROXIES

By properly completing, signing and returning the enclosed proxy card, you will be appointing the proxy holders to vote your shares at the Annual Meeting according to your instructions on the proxy card.  If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

•	FOR the election of the four nominees for Class 3 Directors of the Company named below;

•	FOR approval of the 2010 Embassy Bancorp, Inc. Stock Incentive Plan; and

•	FOR ratification of the selection of ParenteBeard LLC as independent registered public accounting firm.

The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time by giving written notice of such revocation to the Secretary of the Company, Judith A. Hunsicker, before it is exercised.  A proxy may also be revoked by executing a later proxy or by attending the meeting and voting in person, provided written notice of such actions are given to the Secretary of the Company, Judith A. Hunsicker, before the enclosed proxy is exercised. Attendance by a shareholder at the Annual Meeting will not by itself revoke a proxy.

COST OF PROXY SOLICITATION

The expense associated with the solicitation of proxies will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail.  The Company’s Directors, Officers and Employees may also, but without compensation other than their regular compensation, solicit proxies by further mailings or personal conversations, or by telephone, fax, or other electronic means. This expense for 2009 was $12,236.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Article II of the Company’s Bylaws provides for a classified Board of Directors with staggered three-year terms of office.  At the 2010 Annual Meeting of Shareholders, four Directors shall be elected to Class 3 to serve a three year term and until their successors are elected and qualified.  The nominees are current Directors whose terms expire this year, namely:

BERNARD M. LESAVOY
DAVID M. LOBACH, JR.
JOHN C. PITTMAN
JOHN T. YURCONIC

See “Governance of the Company – Information as to Nominees and Directors” below for information about these nominees and the Board of Directors of the Company. Each of the nominees meets the qualifications for a Director.

Unless otherwise instructed, the proxy voters will vote the proxies for the election of the above-named nominees.  If any nominees should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors shall determine.  The Board of Directors has no reason to believe the nominees named will be unable to serve, if elected.  Between annual meetings, a majority of Directors in office may fill any vacancy occurring on the Board of Directors for any reason.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

GOVERNANCE OF THE COMPANY

Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, and the Company’s Bylaws, the business of the Company is managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the CEO and other Executive Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

BOARD OF DIRECTORS

The Company’s Bylaws provide that the Company’s business shall be managed by a Board of Directors of not less than five and not more than 25 Directors, who shall hold office for a three year term or until their successors are duly elected and qualified.  Pursuant to the Bylaws, the Board of Directors is divided into three Classes: Class 1, Class 2 and Class 3, with each class serving a staggered, three year term of office and being as nearly equal in number as possible.

At the meeting, four nominees for Class 3 Director – Bernard M. Lesavoy, David M. Lobach, Jr., John C. Pittman, and John T. Yurconic, who are currently Class 3 Directors with terms expiring in 2010, will stand for election as Directors of the Company to hold office for a period of three years and until their successors have been elected and qualified.  The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected.  If any nominee is unable to serve if elected, the proxy will be voted for such other person as shall be designated by the Board of Directors.  The Company has no knowledge that any of the nominees will refuse or be unable to serve if elected.

Each of the members of the Company’s Board of Directors also serves as a Director of the Bank.

INFORMATION AS TO NOMINEES AND DIRECTORS

The following paragraphs provide information as of the date of this proxy statement about each nominee and Director of the Company.  The information includes information each Director has given us about his/her age, all positions held, principal occupation and business experience for the past five years.  In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he or she should serve as a Director, we also believe that all of our Directors and nominees have demonstrated good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. No Director of the Company is a Director of any other publicly-held company.

NOMINEES FOR CLASS 3 DIRECTORS
(TERMS EXPIRING IN 2013)

Bernard M. Lesavoy, 51
Mr. Lesavoy is an attorney and holds a Masters Degree in Business Administration as well as a law degree.  He has been practicing law in the Lehigh Valley since 1987.  He is currently a member of Lesavoy Butz & Seitz LLC and heads the firm’s Corporate and Real Estate Departments.  Mr. Lesavoy concentrates his practice in business, corporate, real estate, business succession, and estate planning matters.  Mr. Lesavoy previously served on the advisory council of Ambassador Bank.  His community involvement has included service on the board of the Greater Lehigh Valley Chamber of Commerce, the Bar Association of Lehigh County, and the South Whitehall Township Zoning Hearing Board. The Board believes that Mr. Lesavoy’s over twenty years of experience practicing law in the Lehigh Valley, his knowledge and involvement within the community, and his prior services as advisory council of a bank, well qualifies him for service as a Director of the Company.

David M. Lobach, Jr. Chairman, 60
Mr. Lobach is the President, Chief Executive Officer, and Chairman of the Company. He began his banking career in 1971. He was Executive Vice President and Chief Operating Officer of Ambassador Bank.  During his 19-year tenure with First Valley Bank prior thereto, Mr. Lobach oversaw such areas as private banking, commercial services, corporate business development, consumer lending functions, and holding company activities.  Mr. Lobach is currently Chairman of the Board of St. Luke’s Hospital Network.  He is past vice chairman of Eastern States BankCard Association, Visa Division and has served the Lehigh Valley community as a volunteer on the boards of such organizations as Junior Achievement, Boys and Girls Club, United Way, Lehigh Valley Chamber of Commerce, State Theater, Pennsylvania Bankers Education Committee, Wellness Community (founding director) and the Girl Scouts. The Board believes that Mr. Lobach’s extensive and diverse banking background and experience, as well as his extensive knowledge and involvement in the community, well qualifies him for service as a Director of the Company.

John C. Pittman, 60
Mr. Pittman is a photo manufacturing executive.  He was a member of the advisory council of Ambassador Bank.  Mr. Pittman is currently the owner and Chief Executive Officer of John C. Pittman/Sport Stars, Inc., an international photo manufacturing company specializing in the youth activities market.  Prior to founding his photographic business, Mr. Pittman served as an educator in the fields of science and photography.  Mr. Pittman speaks regularly to middle school students and is a member of the Amusement Ride Safety Board as an appointee of Governor Ridge and a member of the United States Selective Service System Appeal Board for the Commonwealth of PA. The Board believes that Mr. Pittman’s experience as an entrepreneur operating his business in the Lehigh Valley, in addition to his prior service as advisory council to a bank, well qualifies him for service as a Director of the Company.

John T. Yurconic, 42
Mr. Yurconic is the President of the John Yurconic Agency, a local insurance, vehicle registration and drivers license services agency with 11 locations in Lehigh, Northampton, Schuylkill, Berks and Carbon counties. He began his insurance career in 1989 after graduating from Lafayette College. Mr. Yurconic currently serves on the board of Synergy Holdings Corp., a workmen’s compensation specialist insurance company and PA Messenger Services, Inc. (Title N Go), a software solutions corporation. Mr. Yurconic has also served on the advisory council of Ambassador Bank. He is an executive board member for the Minsi Trail Council of the Boys Scouts of America and also serves on the board of the Weller Health Education Center. The Board believes that Mr. Yurconic’s twenty plus years of experience in the insurance business, serving the greater Lehigh Valley community, his prior service as advisory council of a bank, and his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

CURRENT CLASS 1 DIRECTORS
(TERMS EXPIRING IN 2011)

Frank Banko, 91
Mr. Banko is President of Warren Distributing Co. of Flanders and Trenton, New Jersey, a wholesale distributor, and owner of Banko Real Estate Co., a real estate holding company with holdings in Pennsylvania, New Jersey and New York.  He is the founder of Banko Business Enterprises, a family-owned and operated trucking and distribution business with nine distribution centers employing approximately 700 persons.  He is a director of the Boys Club of Bethlehem and past Chairman of the Goodfellows Club, Bethlehem, Pennsylvania.  Mr. Banko is a director of the Allentown Fair and a former director of Ambassador Bank. The Board believes that Mr. Banko’s experience as an entrepreneur and former director of a bank, as well as his knowledge and involvement in the community, well qualifies him for service as a Director of the Company.

Geoffrey F. Boyer, CFP, 65
Mr. Boyer is a Certified Financial Planner with more than 35 years of experience in financial planning, investments, insurance and banking.   Mr. Boyer is a graduate, former board member and President of Leadership Lehigh Valley and has been named to Who’s Who in Finance and Industry.  He will serve as President of the Emmaus Rotary Club from July 1, 2010 through June 30, 2011, and has formerly served on the Board and as President of the Greater Lehigh Valley Small Business Council and previously served with his wife as co-Chair of the Lehigh Valley Red Cross Clara Barton Society.  Mr. Boyer is currently President of Boyer Financial Group and serves as an officer or director of several local small businesses and charitable endeavors. The Board believes that Mr. Boyer’s thirty-five plus years of experience in financial planning, investments and insurance, as well as his knowledge and involvement in the community, well qualifies him for service as a Director of the Company.

John P. Brew, Jr., 54
Mr. Brew began his career in financial services in 1976 at L. F. Rothschild, where his work centered on community banks.  During his subsequent tenure with Smith Barney, Mr. Brew started the Bank Advisory Group and dealt with hundreds of community banks nationwide.  Mr. Brew has also served as principal of Investment Management Services for First National Bank of Bath and Pennsylvania Independent Bank.  At present, Mr. Brew is Chairman, President and CEO of BNK Advisory Group, Inc., and Chief Bank Strategist of m.rae, which advises community banks on achieving strategic goals.  Mr. Brew is a nationally recognized speaker and author on community banking topics. He has co-authored the Financial Managers Society investment book for community banks and The Art of Strategic Planning for the Committed Community Bank Director. The Board believes that Mr. Brew’s extensive experience in advising community banks with respect to asset liability management, investment portfolio management, risk tolerance levels and strategic goal setting, well qualifies him for service as a Director of the Company.

Robert (“Bert”) P. Daday, 79
Mr. Daday is a retired PPL executive. He was formerly special assistant to the President of PPL.  He was formerly economic, development and community service manager for PPL.  He has participated on the boards of such organizations as the Lehigh Valley Partnership, Lehigh Valley International Airport, Lehigh Valley Economic Development Corporation, Lehigh Valley Business Education Partnership, and the Commonwealth of Pennsylvania State Transportation Commission. The Board believes that Mr. Daday's role in community development and community service for PPL, as well as his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

CURRENT CLASS 2 DIRECTORS
(TERMS TO EXPIRE IN 2012)

John G. Englesson, 57
Mr. Englesson is currently a Principal in zAxis, an advisory business assisting business leaders in transitioning their business practices to make better business decisions. He has served in a number of executive management positions, as well as on several boards of emerging technology businesses. He was one of the principal owners of Chadwick Telecommunications Corporation. Mr. Englesson has volunteered his time with numerous community organizations, including his current participation in the Allentown Economic Development Corporation as a Board Member. He has also served in Mayor of Allentown’s Transition Team as the Chair of the Community and Economic Development Committee, the Bethlehem Economic Development Corporation as its President, the Lehigh Valley Economic Development Corporation as its Chair, the Rotary Club of Bethlehem as its President, and the American Hellenic Educational Progressive Association as its President. The Board believes that Mr. Englesson’s entrepreneurial and technical experience, as well as his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

Elmer D. Gates, Lead Director, 80
Mr. Gates served as the non-executive Chairman of Embassy Bancorp, Inc. since its inception through June of 2009, and has since taken the position of Lead Director. Mr. Gates was formerly Chairman, President and Chief Executive Officer of Fuller Company which manufactures and sells equipment worldwide used in the mineral processing, pulp, cement, plastics and chemical industries.  He was a founding director of Ambassador Bank, a board member of the Lehigh Valley Bank, and a member of the U.S. Export-Import Bank Advisory Committee.  He is a past DeSales University Trustee and a current board member of the Lehigh Valley Partnership, a civic improvement agency. Mr. Gates is a member of the Advisory Board of DBSI, a disaster recovery company. The Board believes that Mr. Gates’ many years in executive leadership, his prior board involvement in a bank, and his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

M. Bernadette Holland, CFP, 53
Ms. Holland is First Vice President-Wealth Management and Portfolio Manager with Janney Montgomery Scott LLC and is a Certified Financial Planner. She is a past President of the Bethlehem Rotary Club and a Paul Harris Fellow. The Board believes that Ms. Holland’s many years of financial planning and investment portfolio management, as well as her knowledge and involvement within the community, well qualifies her for service as a Director of the Company.

All of the Directors have served as such since the organization of the Company in 2008 and all have served as Directors of the Bank since its inception in 2001, with the exception of Messrs. Banko (2002) and Yurconic (2007).

DIRECTOR INDEPENDENCE

All but four members of the Board of Directors are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.  Mr. Lobach, Chairman, President and CEO of the Company; Bernard Lesavoy, Esquire, whose firm provides legal services to the Company; and Frank Banko and John G. Englesson, each of whom own shares and are officers of Red Bird Associates, LLC, are not considered independent in accordance with the independence standards of the NASDAQ Stock Market. In determining the Directors’ independence, in addition to matters disclosed under “Certain Relationships and Related Transactions” below, the Board of Directors considered each Director’s beneficial ownership of Company common stock, loan transactions between Embassy Bank and the Directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Except with respect to the individuals noted above, in each case, the Board determined that none of the transactions impaired the independence of the Director.  For more information, please refer to “Certain Relationships and Related Transactions” below.

LEADERSHIP STRUCTURE OF THE BOARD; LEAD DIRECTOR

The Board has discretion to combine or separate the positions of Chairman and Chief Executive Officer of the Company. Until June of 2009, Elmer Gates served as Chairman of the Company and the Bank, while David M. Lobach, Jr. served as President and Chief Executive Officer of both entities.  In connection with the resignation of Mr. Gates from the position of Chairman of the Board, which was effective as of the conclusion of the 2009 Annual Meeting of Shareholders, the Board of Directors appointed Mr. Lobach to the additional position of Chairman, believing that his service as President and Chief Executive Officer of Embassy Bank and Embassy Bancorp since their respective inceptions, as well as his role as a founder of Embassy Bank, uniquely qualified him for this role.  The Board of Directors believes that at this time, Mr. Lobach’s leadership in these capacities will ensure that management is aligned with the Board and positioned to effectively implement the business strategy endorsed by the Board.

In connection with his resignation from the position of Chairman of the Board, Mr. Gates was appointed by the Board of Directors to serve as the Company’s Lead Director.  Mr. Gates has been determined by the Board of Directors to be independent in accordance with the independence standards of the NASDAQ Stock Market.  The Lead Director is responsible for chairing meetings of the Board when the Chairman is excused or absent, for chairing any executive session of the Company’s independent Directors, and for calling special meetings of the independent Directors.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

The Board is responsible for providing oversight of the Company’s risk management processes and for overseeing the risk management function of the Company.  In carrying out its responsibilities, the Board of Directors works closely with senior risk officers and meets at least bi-annually to review management’s assessment of risk exposure and the process in place to monitor and control such exposure.  In addition, the Audit Committee meets no less than quarterly to review quarterly reports on Forms 10-Q and 10-K, internal audits and loan reviews, and meets in executive session with internal auditors, the Company’s principal accountants, and the Chief Financial Officer, among others, to assess risk that may affect the entire Company.

NOMINATING PROCESS

The Company’s Board of Directors does not have a standing nominating committee.  The Bank’s Personnel Committee, however, reviews the qualifications of and makes recommendations to the Board of Directors of the Company regarding potential candidates to be nominated for election to the Board of Directors.  In 2009 the Personnel Committee was comprised of the following Directors: Messrs. Lesavoy (Chairman), Boyer, Gates and Lobach, and Ms. Holland.  In 2010, the Personnel Committee is comprised of the following Directors: Messrs. Gates (Chairman), Brew, Lesavoy and Lobach, and Ms. Holland.

The Personnel Committee does not have a charter.  It considers the nomination of all candidates for Director on a case-by-case basis.  The factors considered by the Personnel Committee include a candidate’s education, business and professional background and experience, banking experience, character and integrity.  Additionally, the Company’s Bylaws require that every Director be a shareholder of the Company.

The Company does not have a written policy with respect to the nomination of candidates by shareholders; however, in considering nominations for Director, its policy is to not distinguish between nominations recommended by shareholders and those recommended by the Personnel Committee.  If any shareholder wishes to recommend any candidate for nomination to the Board, he or she should submit the name of such person to the Personnel Committee at the address shown on the cover page of this Proxy Statement.  In order to be considered for nomination in connection with the next annual meeting of shareholders, such name and the candidate’s principal occupation, business and professional background, education and banking experience should be provided to the Personnel Committee on or before the deadline for submitting proposals for inclusion in the Company’s proxy statement for its next annual meeting.  See “2011 Shareholder Proposals” below.

COMMITTEES OF THE BOARD

The Audit Committee of the Company’s Board of Directors met three times during 2009, and operates pursuant to a written charter, a copy of which is available on the Company’s website at www.embassybank.com under “Investor Relations”. The 2009 Audit Committee was comprised of Messrs. Boyer (Chairman), Brew, Englesson, Pittman, Yurconic, and Ms. Holland. The 2010 Audit Committee is comprised of Messrs. Brew (Chairman), Gates (Vice Chairman), Boyer, Englesson and Yurconic, and Ms. Holland. All members of the 2010 Audit Committee, with the exception of Messrs. Boyer and Englesson, are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.

The Audit Committee is charged with providing assistance to the Board in fulfilling its responsibilities to the shareholders in the areas of financial controls and reporting.  Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies and procedures and assuring the safeguarding of all Company assets and the accuracy of the Company’s financial statements and reports.  In so doing, it is the responsibility of the Audit Committee to monitor and maintain the lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Company.  The external auditor shall be ultimately accountable to the Audit Committee. Additionally, the Company’s independent registered public accounting firm has unrestricted access to the Audit Committee.

The Board of Directors has determined that Mr. Brew is an “audit committee financial expert” as defined in Securities and Exchange Commission Regulation S-K, by reason that, based upon Mr. Brew’s over thirty years’ experience in the investment and financial services industry and advising community banks, he has: an understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; an understanding of internal controls and procedures for financial reporting; and understanding of audit committee functions; and experience analyzing and evaluating financial statements presenting a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements.  For further information regarding Mr. Brew, see “Current Class 1 Directors – John P. Brew, Jr.” on page 7.

For further information regarding the Audit Committee, see the discussion under the caption: “Report of Audit Committee” below.

The Company does not have any other standing committees.  The Bank’s Personnel Committee performs the functions of a compensation committee.  When acting in such capacity, the duties of the Personnel Committee are as follows: to establish the compensation of officers and employees of the Company and Bank; to examine periodically the compensation structure of the Company; and to supervise welfare, pension and other compensation plans of the Bank and the Company.  As a member of the Personnel Committee, as well as President and Chief Executive Officer, Mr. Lobach abstains from all voting and discussion with respect to matters pertaining to executive compensation.  As discussed above, the Personnel Committee does not have a charter.

ATTENDANCE AT MEETINGS

The Board of Directors held sixteen meetings in 2009, and meets no less frequently than on a monthly basis.

During 2009, each of the Directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she serves, with the exception of Ms. Holland, who attended 70% of all such meetings.

Each Director is expected to attend the Annual Meeting. All of the Directors were present for the 2009 Annual Meeting of Shareholders.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors.  Investors wishing to communicate with the Board or any member may do so by addressing any communication, care of the Board or any Director, to the Company at the address shown on the first page of this proxy statement.

CODE OF CONDUCT (ETHICS)

The Board of Directors has adopted a Code of Conduct (Ethics) governing the Company’s Directors, Executive Officers and Employees as required by the Sarbanes-Oxley Act and regulations adopted by the Securities and Exchange Commission thereunder.  The Code of Conduct governs such matters as conflicts of interest and use of corporate opportunity, financial reporting, violation of the Company’s policies, and the like.  A copy of the Code of Conduct is available on the Company’s website at www.embassybank.com under “Investor Relations”.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”), requires Directors, Executive Officers and persons who beneficially own more than 10% of the Company’s issued and outstanding common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC.  Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that during the period January 1, 2009 through December 31, 2009, its Directors, Executive Officers and greater than 10% beneficial owners timely filed all reports required under Section 16(a) of the Exchange Act, except that Frank Banko made one late filing during the month of May 2009 of a Form 4 Statement of Changes of Beneficial Ownership of Securities relating to transactions involving the exercise of options due to an administrative oversight.

DIRECTOR COMPENSATION

During 2009, Directors of the Company did not receive compensation for their services as such or for their services on the various committees of the Board.  For information related to the number of outstanding options currently held by each of the Directors, see “Beneficial Ownership of Principal Holders, Executive Officers and Directors” below.

INFORMATION CONCERNING SHARE OWNERSHIP

Beneficial ownership of shares of the Company’s common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock;

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after April 15, 2010.

Beneficial Ownership of Principal Holders, Executive Officers and Directors

The following table sets forth, (i) to the best of the Company’s knowledge, those persons or entities, who owned of record or beneficially, on December 31, 2009, more than 5% of the Company’s outstanding common stock; and, (ii) from information supplied by the respective persons, the amount and the percentage of the common stock of the Company beneficially owned by each Director, each nominee for Director, each of the named Executive Officers and all Executive Officers and Directors of the Company as a group, as of April 15, 2010. The ownership percentages reflected below are based upon a total of 7,799,463shares (including 6,940,310 shares that were issued and outstanding as of April 15, 2010, together with an additional 859,153 shares subject to unexercised, but vested, stock options held by the individuals identified in the table below).  The shares reflected in the foregoing table include shares owned by the spouses of such persons and minor children (or trusts for their benefit) occupying the same household, as well as shares proportionately owned through Red Bird Associates, LLC, a real estate holding company owned by the indicated Directors and Ms. Hunsicker.  Beneficial ownership may be disclaimed as to certain of these shares.

Beneficial Ownership of Principal Holders, Directors and Executive Officers

Name	Address	Capacity	Shares of Common Stock Beneficially Owned at 4-15-10 *		% Ownership**
Elmer D. Gates	840 Yorkshire Road, Bethlehem, PA	Lead Director of the Board and 5% Owner	474,560	(1)	6.08%

David M. Lobach, Jr.	6932 Kings Hwy S., Zionsville, PA	Director, Chairman, 5% Owner and Chief Executive Officer	513,925	(2)	6.59%

Judith A. Hunsicker	328 West Street, Bethlehem, PA	Sr. Executive VP, Chief Operating & Chief Financial Officer	63,091	(3)	0.81%

James R. Bartholomew	4519 Virginia Drive, Bethlehem, PA	Executive VP Commercial Lending	31,803	(4)	0.41%

Frank Banko	950 N. West End Blvd, Quakertown, PA	Director and 5% Owner	490,954	(5)	6.29%

John P. Brew	968 Postal Road, Suite 220, Allentown, PA	Director and 5% Owner	434,617	(6)	5.57%

Geoffrey F. Boyer	5845 Stag Drive, Emmaus, PA	Director	101,254	(7)	1.30%

Robert P. Daday	1448 Colesville Road, Bethlehem, PA	Director	58,176	(8)	0.75%

John G. Englesson	5341 Aberdene Street, Center Valley, PA	Director	108,327	(9)	1.39%

M. Bernadette Holland	505 Edgeboro Blvd, Bethlehem, PA	Director	121,241	(10)	1.55%

Fredric C. Jacobs	2214 Harbour Ct, Long Boat Key, FL	Director Emeritus	186,650	(11)	2.39%

Bernard M. Lesavoy	3581 Sturbridge Place, Allentown, PA	Director	154,946	(12)	1.99%

John C. Pittman	2874 Buena Vista Drive, Bath PA	Director and 5% Owner	415,946	(13)	5.33%

John T. Yurconic	3037 Fairfield Drive, Allentown, PA	Director	17,374	(14)	0.22%

		Total	3,172,864		40.68%

Beneficial Ownership of Principal Holders, Directors and Executive Officers (continued)
*  The shares "Beneficially owned" may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individuals, as well as shares proportionately owned through Red Bird Associates, LLC, a real estate holding company owned by the indicated Directors and Ms. Hunsicker.
** The percentage ownership of beneficially owned shares of common stock include total commons stock outstanding and total outstanding options currently exercisable.
(1) Includes 105,115 shares held in a revocable trust, 218,781 shares held as trustee of the spouse's revocable trust, and 22,095 shares held in a Family Foundation. Also includes 122,336 shares which may be acquired by the exercise of vested stock options.
(2) Includes 44,397 shares held by spouse, 188 shares held jointly with son, and 618 shares held by Red Bird Associates. Also includes  318,139 shares which may be acquired by the exercise of vested stock options.
(3) Includes 51 shares held jointly with spouse, 51 shares held as custodian under UGMA, and 40 shares held by Red Bird Associates. Also includes 42,558 shares which may be acquired by the exercise of vested stock options.
(4) Includes 14,224 shares which may be acquired by the exercise of vested stock options.
(5) Includes 14,501 shares held as co-trustee of a formal trust and 1,925 shares held by Red Bird Associates.
(6) Includes 102,440 shares that are held by Harleysville National Bank, and 95,000 held by Mr. Gates. Also includes 4,939 shares which may be acquired by the exercise of vested stock options.
(7) Includes 5,276 shares held by spouse, 11,864 shares held as custodian under UGMA, and 206 shares held by Red Bird Associates. Also includes 12,641 shares which may be acquired by the exercise of vested stock options.
(8) Includes 29,990 shares held jointly with spouse and 545 shares held by Red Bird Associates. Also includes 27,641 shares which may be acquired by the exercise of vested stock options.
(9) Includes 3,516 shares held by spouse, 2,753 shares held by spouse as custodian under UGMA, and 618 shares held by Red Bird Associates. Also includes 22,773 shares which may be acquired by the exercise of vested stock options.
(10) Includes 48,541 shares held by spouse and 4,203 shares held by spouse as custodian under UGMA. Also includes 27,641 shares which may be acquired by the exercise of vested stock options.
(11) Includes 3,198 shares held jointly with spouse and 618 shares held by Red Bird Associates. Also includes 57,911 shares which may be acquired by the exercise of vested stock options.
(12) Includes 59,088 shares held jointly with spouse, 2,564 shares held by spouse, 21,969 held as custodian under UGMA, and 412 shares held by Red Bird Associates.  Also includes 27,641 shares which may be acquired by the exercise of vested stock options.
(13) Includes 5,555 shares held by spouse, 150 shares held by spouse as custodian under UGMA, and 618 shares held by Red Bird Associates. Also includes 80,611 shares which may be acquired by the exercise of vested stock options.
(14) All Shares held jointly with spouse.

EXECUTIVE OFFICERS

The following paragraphs identify each of the executive officers of the Company and the Bank, their age as of May 15, 2010, the position they currently hold and their professional experience during the prior five years.

David M. Lobach, Jr., 60
See profile set forth above under the heading “Class 3 Directors”.

Judith A. Hunsicker, 49
Ms. Hunsicker is the Sr. Executive Vice President and Chief Operating and Financial Officer of the Company and the Bank, serving in such capacity since the organization of the respective entities. She began her banking career in 1980.  She was most recently a member of the senior management team of Lafayette Ambassador Bank and formerly Vice President and Chief Financial Officer of Ambassador Bank.  Prior thereto, she was an Assistant Vice President/Commercial Services at First Valley Bank.  She is a Member of the Home Ownership Counseling Program of the Community Action Committee of the Lehigh Valley, the Lehigh Valley Coalition of Affordable Housing, and the Lehigh Valley CRA Officers Group.  She serves as an officer and Board Member for the Neighborhood Housing Services of the Lehigh Valley, the Lehigh Valley Community Land Trust, and Skills, USA.  She was previously a board member or volunteer with such organizations as the YMCA, New Bethany Ministries, Minsi Trails Council of the Boy Scouts of America, and Junior Achievement of the Lehigh Valley.

James A. Bartholomew, 56
Mr. Bartholomew serves as Executive Vice President of the Company and the Bank, as well as Senior Lending Officer of the Bank.  He began his banking career in 1974.  Prior to joining the Bank at its inception on November, 2001, he was a Senior Vice President and Territory Sales Manager with PNC Bank (1992 to 2001), a Division Manager of Bank of Pennsylvania (1989 to 1992) and held various positions leading to Vice President at First Valley Bank (1974 to 1989).  He is presently Chairman of the Board of Lehigh Valley Economic Development Corporation and a member of the Allentown Economic Development Corporation.  He has previously served as a Foundation Board Member at Bethlehem Catholic High School and Northampton Community College. He also served on the boards of the Allentown Boys Club and Hispanic American Organization.

EXECUTIVE COMPENSATION

The table below sets forth the compensation awarded to, earned by, or paid to each of the Executive Officers for the year ended December 31, 2009 and the prior fiscal year. While employed, executives are entitled to base salary, participation in the executive compensation programs identified in the tables below, and other benefits common to all employees of the Bank.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)

David M. Lobach	2009	$333,854	$65,000	$-	$172,676	$22,733	$594,263
CEO, President and Chairman	2008	$292,600	$55,000	$-	$121,786	$22,700	$492,086

Judith A. Hunsicker	2009	$224,187	$45,000	$-	$25,701	$8,984	$303,872
COO, CFO and Senior Executive VP	2008	$198,550	$35,000	$-	$16,638	$8,392	$258,580

James R. Bartholomew	2009	$175,779	$27,000	$-	$29,183	$3,218	$235,179
Executive Vice President & SLO	2008	$156,750	$25,000	$-	$16,664	$2,916	$201,330

(1) Includes Deferred Salary Savings Plan (401 (k)) company matching contributions, life insurance premiums, vehicle allowance, and personal use of company vehicle.

The current salaries of the executive officers are: Mr. Lobach $354,860; Ms. Hunsicker $238,205 and Mr. Bartholomew $184,250.

In 2003, the Bank adopted a 401(k) Plan for all of its employees, including the above named Executive Officers.  The Plan provides that the Bank will contribute 50% of the contribution made by each employee, with the Bank’s contribution not to exceed 4% of compensation.  The Bank’s contribution to each of the Executive Officers is included in the table above in the column titled “All Other Compensation”.

In addition to the above described compensation, Executive Officers of the Company, as well as all other employees of the Company and the Bank, receive a benefit package consisting of hospitalization and health insurance coverage, optical and dental coverage, disability benefits and life insurance in the amount of two times annual salary in the event of death while employed. The Executive Officers each have employment agreements and Supplement Executive Retirement Plans, as outlined below under “Agreements with Executive Officers.”

The following table sets forth information concerning the grant and exercise of stock options awarded to the Company’s Executive Officers. None of the Executive Officers has exercised any of their stock options. Stock options were not awarded in 2008 or 2009. There have been no unearned equity incentive plan option awards since the Company's inception.

Outstanding Equity Awards at Fiscal Year End
As of 12-31-09

		Option Awards

Name and Principal Position	Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

David M. Lobach	2005	12,799	-	$10.00	12/29/14
CEO, President and	2004	12,107	-	6.40	12/31/13
Vice Chairman	2003	8,944	-	3.91	12/31/12
	2003	5,062	-	3.91	09/19/12
	2002	8,179	-	3.91	12/31/11
	2002	17,929	-	2.84	05/17/11
	2001	253,119	-	2.84	12/31/10
	Total	318,139	-	$3.34

Judith A. Hunsicker	2005	8,640	-	$10.00	12/29/14
COO, CFO and	2004	7,545	-	6.40	12/31/13
Senior Executive VP	2003	6,132	-	3.91	12/31/12
	2003	3,655	-	3.91	09/19/12
	2002	5,692	-	3.91	12/31/11
	2001	10,894	-	2.84	12/31/10
	Total	42,558	-	$5.31

James R. Bartholomew	2005	4,500	-	$10.00	12/29/14
Executive Vice President	2004	3,750	-	6.40	12/31/13
& SLO	2003	2,250	-	3.91	09/19/12
	2002	2,319	-	3.91	10/18/11
	2001	1,405	-	2.84	12/31/10
	Total	14,224	-	$6.39

(1) There have been no stock awards since the Bank's inception.

The Company does not currently have any non-qualified contributory deferred compensation plans available to the Executive Officers.

AGREEMENTS WITH EXECUTIVE OFFICERS

Employment Agreements.

The Bank has an Employment Agreement, dated January 2009, with David M. Lobach, Jr., who is President and Chief Executive Officer of the Company and the Bank. The agreement provides for perpetual employment until Mr. Lobach reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Mr. Lobach currently receives an annual salary of $354,860, plus a bonus which shall not exceed 30% of his salary, as may be awarded by the Board of Directors.  Mr. Lobach’s salary may be adjusted as mutually agreed by Mr. Lobach and the Bank. Mr. Lobach’s contract further provides for the potential annual award of stock options with market value of not less than 30% of his salary. Mr. Lobach’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 500% of his base salary and bonus in five annual payments and his health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank has an Employment Agreement, dated January 2006, with Judith A. Hunsicker, who is Sr. Executive Vice President, Chief Operating and Financial Officer of the Company and the Bank. The agreement provides for perpetual employment until Ms. Hunsicker reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Ms. Hunsicker currently receives an annual salary of $238,205, plus a bonus which shall not exceed 30% of her salary, as may be awarded by the Board of Directors.  Ms. Hunsicker’s salary may be adjusted as mutually agreed by Ms. Hunsicker and the Bank. Ms. Hunsicker’s contract further provides for the potential annual award of stock options with market value of not less than 30% of her salary. Ms. Hunsicker’s contract also provides that in the event her employment terminates as a result of a change in control of the Company or Bank, she will receive 500% of her base salary and bonus in five annual payments and her health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit her from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank has an Employment Agreement, dated February 2009, with Mr. Bartholomew, who is Executive Vice President of Commercial Lending. The agreement provides for a three year term with successive one year extensions, and at such salary and bonuses as shall be agreed by Mr. Bartholomew and the Bank. Mr. Bartholomew currently receives an annual salary of $204,250 and a bonus as may be awarded by the Board of Directors. Mr. Bartholomew’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 300% of his base salary in a lump sum and his health and other fringe benefits shall be continued for one year, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

Mr. Lobach and Ms. Hunsicker’s employment agreements are automatically renewed, in perpetuity, until the age of 70, unless (1) earlier terminated by the Bank for cause, (2) by voluntary resignation or disability of the executive, (3) upon written notice from the Board of Directors for any other reason, with such termination effective five years from the date of notice, or (4) under the change in control provisions discussed below. Mr. Bartholomew’s employment agreement is for a three year term beginning February 2009, and thereafter automatically continues such that there is never less than three years remaining in the agreement, unless terminated upon prior notice.

Because potential payments to be made to the foregoing executives in connection with a change in control of the Company exceed 2.99 times such executive’s annual salary, in the event such payments are made, the Internal Revenue Code and regulations promulgated thereunder provide that the excess amount would not be deductible by the Company.

Supplemental Executive Retirement Plans.

The Bank has entered into Supplemental Executive Retirement Plan agreements (“SERPs”) with Messrs. Lobach, Bartholomew and Ms. Hunsicker, which provide for the payment of benefits upon retirement.  Benefits accrue through a normal retirement age of 65.  Currently, the SERPs provide for the Bank’s annual payment of $140,000 to Mr. Lobach; $85,000 to Ms. Hunsicker; and $45,000 to Mr. Bartholomew, payable upon retirement after the individual reaches age 65. Lesser benefits are provided for retirement prior to age 65.  The Board has approved, subject to finalization and execution of written documentation, increases in the annual amounts payable under the SERPs to totals of $175,000 to Mr. Lobach; $117,500 to Ms. Hunsicker; and $65,000 to Mr. Bartholomew.

Change in Control Provisions.

The aforementioned employment agreements and SERPs with Executive Officers all include change-in-control clauses which are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination. The Bank designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives

For purposes of the employment agreements and SERPs, “change in control” is defined to mean that any “person” or “group”, within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Act”), has become the “beneficial owner”, as defined in Rule 13d-3 under the Act, of 20% or more of the then outstanding voting securities of the Company.

With respect to Mr. Lobach and Ms. Hunsicker’s employment agreements, the executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Bank for any reason other than cause or disability of the executive; (2) employment is terminated by the executive for his/her reason; or (3) with respect to Ms. Hunsicker’s agreement, in the event of change of management of the Company or Bank.

With respect to Mr. Bartholomew’s employment agreement, the executive is entitled to certain benefits if, at any time within one year after the change in control, any of the following triggering events occurs: (1) if he is discharged or resigns because the duties, position or title are materially changed, or (2) if he is relocated 50 miles beyond Routes 512 & 22 in Bethlehem, PA.

When a triggering event occurs following a change in control, Mr. Lobach and Ms. Hunsicker would be entitled to five times the sum of the executive’s annual base salary plus bonus, payable in five annual installments beginning on the effective date of resignation or termination, as well as health and other fringe benefits for a period of five years, and Mr. Bartholomew would be entitled to receive three times the sum of the executive’s annual base salary in one lump sum, payable within one year following the effective date of resignation or termination. Mr. Bartholomew would also receive health and other fringe benefits for one year.

With respect to the SERP agreements, the executive is entitled to certain benefits if, at any time within two years after the change in control, the employee’s employment with the Bank is involuntarily terminated.

EMBASSY BANCORP, INC. OPTION PLAN

In connection with the reorganization of the Bank into a holding company structure, the Company assumed the Bank’s 2001 Stock Option Plan, which was renamed the Embassy Bancorp, Inc. Option Plan (the “Option Plan”). The Option Plan authorizes the Board of Directors to grant options to officers, other employees and directors of the Company. As of March 31, 2010, the aggregate number of shares available for issuance under the Option Plan, as adjusted to reflect stock splits declared by the Bank’s Board of Directors and an increase in the number of shares subject to the Option Plan approved by the Bank’s shareholder prior to reorganization, is 1,263,645. All options granted under the Option Plan are granted at fair market value on the date of grant and for terms of up to ten (10) years.  The purpose of the Option Plan is to enable the Company to attract and retain qualified persons as directors, officers and employees of the Company.  For their services and efforts in organizing the Bank during the 15 month period prior to its opening for business and in consideration of the “risk” subscriptions by the original founding Directors to cover the organizational and pre-opening expenses of the Bank, each of the founding Directors was issued nine-year options under the Option Plan, including Mr. Lobach.  In addition, each non-employee Director, with the exception of Mr. Yurconic, received the following additional options for his or her services as such and for his or her services on the various committees of the Board:

Year	Number of Options	Exercise Price ($)
2003	2,109	$ 3.91
2004	1,405	6.40
2005	1,425	10.00

The remaining options held by the Directors, other than Mr. Lobach (see the above table titled “Outstanding Equity Awards at Fiscal Year End” for information pertaining to Mr. Lobach), are exercisable at a weighted average price of $4.10 per share.  The total number of options currently outstanding and exercisable and held by each Director is included in the table above titled “Beneficial Ownership of Principal Owners, Directors and Executive Officers”.  In addition to the options held by Directors and Executive Officers of the Company, options have been granted to various employees of the Company under the terms and for the purposes set forth in the Option Plan. In total, options for the purchase of 859,153 shares are outstanding at April 15, 2010 under the Option Plan at a weighted average exercise price of $3.82 per share.

No options were granted under the Option Plan in 2008 or 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors of the Company has instituted a policy in connection with extensions of credit by the Bank to any director, officer or employee of the Company or Bank, or to any business entity in which a Director, officer or employee of the Company or Bank has a direct or indirect interest.  These extensions of credit shall only be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and in the opinion of management do not involve more than the normal risk of collection or present other unfavorable features.  At December 31, 2009, total loans and commitments of approximately $3.2 million were outstanding to our Executive Officers, Directors, and their affiliated businesses, which represented approximately 9.5% of our shareholders’ equity at such date.

In January 2003, an investment group comprised of related parties of the Company, including Mr. Lobach, Ms. Hunsicker and each Director of the Company, with the exception of Messrs. Gates, Yurconic, and Ms. Holland, formed Red Bird Associates, LLC (“Red Bird”) for purposes of purchasing the office building in which the principal offices of the Bank and Company are located. Directors Frank Banko and John G. Englesson own 34% and 11% of Red Bird, respectively, while Director Brew divested his ownership in Red Bird in 2009.  John G. Englesson also serves as Secretary and Treasurer of Red Bird.

Red Bird purchased the property subject to the existing leases of all tenants occupying space in the building, including the Bank.  The previous owner of the building was unrelated to the Company, the Bank or any of the Directors.  The lease terms for the Bank’s lease were negotiated at arm’s length with the former owner in the year 2000 and are comparable to the terms for similar space in the Lehigh Valley area.  The remaining term of the lease, including extension options, is 28 years.  By lease amendment dated January 1, 2005, the Bank leased 4,349 square feet of additional space on the second floor of the building for the remaining term of the existing lease under lease terms comparable to the terms for similar space in the Lehigh Valley area. The investment group received rents for the Gateway Drive location totaling $262,729 during 2009 and the Bank has an outstanding lease commitment to pay $674,347 over the remaining term of the lease.  Red Bird also owns 5,600 shares of Company common stock.

In March 2006, the Bank entered into a lease agreement for 2,918 square feet of first floor office space with Mr. Frank Banko, a Class 1 Director, for the purpose of opening a branch at 925 W. Broad St. in Bethlehem. The Bank obtained a third party evaluation of the market rent for the space and believes that the rental terms are fair, reasonable and comparable to the terms for similar space in the Lehigh Valley area. During 2009, the Bank paid $45,000 to Mr. Banko for rent of the West Broad St., Bethlehem, location and the Bank has an outstanding lease commitment to pay $300,000 over the remaining term of the lease.

Bernard M. Lesavoy, Esquire, serves as a Director of the Company and the Bank and is currently a principal of Lesavoy Butz & Seitz LLC.  Lesavoy Butz & Seitz LLC provides legal services to the Company and the Bank.  In 2009, the Company and the Bank paid $40,281 to Lesavoy Butz & Seitz LLC in consideration for such services.

PROPOSAL NO. 2:
APPROVAL OF 2010 STOCK INCENTIVE PLAN

The Board of Directors has approved and adopted, subject to shareholder approval, the Embassy Bancorp, Inc. 2010 Stock Incentive Plan.  The purpose of the Stock Incentive Plan is to provide (i) designated officers (including officers who are also directors) and other designated employees of the Company and its subsidiaries, and (ii) non-employee members of the Board of Directors of and advisors and consultants to the Company, and its subsidiaries.  The Board of Directors believes that the Stock Incentive Plan will cause the designated participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

The plan seeks to achieve these purposes by providing for stock-based incentives in the form of incentive stock options (ISOs) as provided in Section 422 of the Internal Revenue Code of 1986, non-qualified stock options (NQSOs), stock appreciation rights (SARs), restricted stock and deferred stock awards.

The following is a summary of the key provisions of the Stock Incentive Plan. The following summary is qualified by reference to the full text of the Stock Incentive Plan, attached hereto as Annex A.

Administration and Amendment

The Stock Incentive Plan shall be administered by a committee which shall consist of (i) the Board of Directors itself, or (ii) two or more directors who shall be “non-employee directors” as defined by the Securities and Exchange Commission’s Rule 16b-3 and “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended.  The committee will be responsible to administer, interpret and construe all provisions of the plan, to adopt rules and regulations for administering the plan and to make all other determinations deemed necessary or appropriate for administering the plan.  At any time, the Board of Directors may amend, terminate or suspend the plan or any of its provisions, subject to any required shareholder approval or any shareholder approval which the Board of Directors deems advisable for any reason.

Eligible Employees

All employees of the Company or its subsidiaries and members of the Company’s or its subsidiaries’ Board of Directors who are not employees of the Company or its subsidiaries, as well as certain advisors and consultants to the Company or its subsidiaries, are eligible to participate in the Stock Incentive Plan.  The committee will select each individual to receive grants pursuant to the plan.

Term of the Plan

The Stock Incentive Plan will be effective as of the date of the approval of the plan by the Company’s shareholders. The plan will terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board of Directors or unless extended by the Board of Directors with the approval of the shareholders.

Incentive Stock Options and Nonqualified Stock Options

Stock options awarded under the Stock Incentive Plan will give the recipient the right to purchase a number of shares of Company common stock at future dates at an option price equal to the “fair market value” of the common stock at the date of the grant of the option. If the Company’s common stock is traded in a public market, then the “fair market value” shall be, if the principal trading market is a national securities exchange, the last reported sales price on the relevant date, or, if the common stock is not traded on such an exchange or market which reports last sale data, but is traded over-the-counter, “fair market value” will be the average of the mean between the daily “bid” and “ask” quotations for shares of Company common stock reported by the applicable customary reporting service or market for the five trading days immediately preceding the relevant date.  The Stock Incentive Plan provides the Board of Directors with the discretion to determine “fair market value” if none of the methods specified in the plan are applicable.

The committee will determine the number of shares to be covered by each option granted, the term of the option, the period of time for options to vest after grant, if any, and other terms and limitations applicable to the exercise of the option.  The time during which an option may be exercised, however, may not be more than 10 years after the date the option is granted.  The terms of each option will be set forth in a written option agreement between the Company and the grantee awarded the option in a form approved by the Board of Directors.  The terms of option agreements need not be identical.

Grants of ISOs are subject to certain additional limitations.  ISOs may not be granted to any individual owning, on the grant date, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.  In addition, no individual may be granted an ISO which results in the aggregate fair market value (at the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by that individual during any calendar year exceeding $100,000.  Non-employee directors and advisors and consultants are not eligible to receive ISOs.

Under the terms of the Stock Incentive Plan, an employee who has been granted an ISO and who ceases to be an officer or employee for any reason other than death, permanent disability, retirement or following a change of control of the Company, will have the right to exercise the ISO, to the extent it was exercisable at the time of termination, for three months after the termination of employment, unless by its terms the ISO expires sooner.  In the case of retirement, death, disability, or following a change of control of the Company, the period is extended to three years, provided that such option shall not be eligible for ISO treatment if exercised more than three months after the grantee’s retirement or termination following a change in control and more than one year following termination pursuant to disability.

In the event a participant who has been granted a NQSO retires, becomes permanently disabled, dies or terminates employment or service following a change in control, the NQSO will not expire until three years following the date of such event, unless by its terms the NQSO expires sooner.  In all other cases, the participant may exercise the NQSO, to the extent it was exercisable at the time of termination, within three months after the termination of employment or service, as the case maybe, unless, by its terms, the NQSO expires sooner.

Options may be exercised according to the terms of the related option agreement.  The option price is to be paid to the Company in full at the time the option is exercised in cash, including through a broker-assisted “cashless” exercise as authorized by the plan.  Additionally, payment of the option price may be made in shares of Company common stock owned for at least six months prior to the exercise of the option or partly in cash and partly in common stock.  In the event any payment is made in shares of common stock, shares delivered in full or partial payment of the option price will be valued at their “fair market value” on the date of payment.

Prior to delivery of the shares of common stock issuable upon the exercise of an option, any amount necessary to satisfy applicable federal, state, and/or local withholding requirements must be paid promptly by the employee.  The Stock Incentive Plan provides the committee with the authority to permit payment of withholding taxes by withholding all or a portion of any shares of common stock that otherwise would be issued to the employee upon exercise of an option or by the employee surrendering all or a portion of any shares of common stock previously acquired by the employee.

Stock Appreciation Rights (SARs)

The committee may grant a SAR in conjunction with any stock option, for all or a portion of the applicable option (a “Tandem SAR”), or independent of any option (a “Freestanding SAR”).  Freestanding SARs may be granted with respect to such number of shares as the committee shall determine.   Unless the committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related stock option, if any, or (ii) the “fair market value” of a share of common stock as of the date of grant of the SAR. Tandem SARs shall be exercisable only at such time or times, and to the extent that the related stock option is exercisable.  In the case of Freestanding SARs, the committee will determine the time or times at which a SAR may be exercised.

If a grantee exercises a SAR, the grantee will generally receive a payment equal to the value of the stock appreciation for the number SARs exercised, payable in cash, in shares or in a combination of cash and shares, as the committee determines.  Upon the exercise of a Tandem SAR, the related option will terminate as to the number of shares with respect to which the Tandem SAR is exercised.

Restricted Stock

The committee may also award shares of Company common stock under a restricted stock grant, upon such terms as the committee deems appropriate.  Subject to certain exceptions, the grant will set forth a specified period of time (the “Restriction Period”) during which shares of the restricted stock will remain subject to forfeiture and/or restrictions on transfer.  During the Restriction Period, the grantee will generally have all the rights of a stockholder, including the right to vote the shares and receive dividends.

Deferred Stock

The committee may grant a participant in the Stock Incentive Plan the right to receive shares of Company common stock to be delivered in the future, at such time or times and upon such terms and conditions as the committee may determine.  The committee may at any time accelerate the time at which delivery of shares of common stock will take place. During any deferral period, the grantee shall not have any rights as a shareholder with respect to the deferred shares.

Performance Awards

The committee may also grant a participant the right to receive, without payment, a grant of Restricted or Deferred Stock as a performance award, following the attainment of certain performance goals to be attained during such period of time.

Accelerated Vesting upon Change in Control

Notwithstanding any other provision of the Stock Incentive Plan, all outstanding awards under the plan shall become immediately exercisable upon the occurrence of a change in control of the Company, as defined in the Stock Incentive Plan.

Shares Available under the Plan

Five hundred thousand (500,000) shares of Company common stock may be issued pursuant to awards granted under the Stock Incentive Plan.   The maximum aggregate number of shares of common stock that shall be subject to awards made under the plan to any one individual during any calendar year shall be 40% of the aggregate amount of shares that may be issued pursuant to the Stock Incentive Plan.  The plan provides appropriate adjustments in the number and kind of shares available for grants awards under the plan and subject to outstanding awards under the plan to avoid dilution in the event of mergers, stock splits, stock dividends or other changes in the capitalization of the Company.  The per share purchase price of outstanding options at the time of an event leading to adjustment may also be subject to appropriate adjustment to prevent dilution upon the occurrence of these events.  In addition, to the extent awards under the plan terminate, expire or are cancelled without common stock being delivered, or if any shares of restricted stock are forfeited, the shares subject to such awards will become available for issuance pursuant to future awards granted under the plan.

Right of First Refusal

Shares of Company common stock received by executive officers and directors of the Company by virtue of awards granted under the Stock Incentive Plan are subject to a right of first refusal in favor of the Company. More specifically, in the event such a grantee desires to sell, encumber, or otherwise dispose of shares of Company Stock acquired by him or her pursuant to this Plan, he or she shall first offer the same to the Company by delivering written notice describing the terms of the proposed transaction to the Company.  The Company shall then have the option to purchase all or a portion of the subject shares at the lesser of the proposed purchase price and the fair market value of the shares. If the Company does not exercise its option, then the shares may be sold, encumbered or disposed of in the manner described in the notice to the Company.

Federal Tax Consequences of the Plan

Options

ISOs granted under the Stock Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code of 1986, while NQSOs will be “non-qualified stock options.” Upon the exercise of an NQSO, a grantee will recognize taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price.  Upon subsequent sale of the shares, any difference between the sale price and the grantee’s tax basis in the shares (generally, the fair market value of the shares on the date of exercise) will be treated generally as capital gain or loss.

In contrast, upon the exercise of an ISO, an employee generally will not recognize income for federal income tax purposes.  The difference between the exercise price of the ISO and the fair market value of the shares subject to the ISO at the time of exercise, however, is an item of tax preference which may require payment by the employee of an alternative minimum tax.  On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the employee as capital gain.  A sale of shares acquired by exercise of an ISO within two years of the date of grant or within one year from the date of exercise will result in the employee recognizing ordinary income to the extent the fair market value of a share on the date of exercise exceeds the exercise price.  The capital gain or loss will be short term or long term depending on whether the stock was held for more than one year.

The Company will not be entitled to a deduction upon the grant or exercise of an ISO, or upon the sale of any shares acquired pursuant to the exercise of an ISO, except that a tax deduction may be available to the Company if an employee sells the shares so acquired within two years of the date the ISO was granted or one year of the date of exercise.  Upon the exercise of an NQSO, the Company is entitled to a deduction for federal income tax purposes in an amount equal to the income recognized by the employee, provided the Company complies with applicable tax withholding requirements.

Stock Appreciation Rights

No income will be realized by a participant in connection with the grant of a SAR.  When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received.  The Company will be entitled to a deduction at the time and in the amount included in the participant’s income by reason of the exercise.  If the participant receives common stock upon exercise of a SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above with respect to NQSOs.

Restricted Stock and Performance Awards

A participant receiving restricted stock or performance awards generally will recognize ordinary income in the amount of the fair market value of the restricted stock or performance shares at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock.  The Company will be entitled to a deduction at the same time and in the same amount.  The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale of such shares generally begins when the restriction period expires, and the participant’s tax basis for such shares will generally equal the fair maker value of such shares on such date.

However, a participant may elect under Section 83(b) of the Code, within thirty (30) days of the grant of the restricted stock or performance shares, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock or performance shares (determined without regard to the restrictions) over any consideration paid by the participant for the restricted stock or performance shares, as applicable.  By reason of such an election, the participant’s holding period will commence on the date of grant and the participant’s tax basis will be equal to the fair market value of the shares on that date (determined without regard to restrictions).  Likewise, the Company generally will be entitled to a deduction at that time in the amount that is taxable as ordinary income to the participant.  If shares are forfeited after making such an election, the participant will be entitled to a capital loss for tax purposes in an amount equal to the excess of the consideration paid for the forfeited shares over the amount, if any, realized by the participant upon the forfeiture of the shares.

Deferred Stock

A participant receiving a deferred stock award will not have taxable income when the deferred stock is credited to the participant’s account.  The participant will recognize ordinary income equal to the fair market value of the shares of Company common stock delivered (or the amount of cash paid in lieu of such shares) when the shares and/or cash are delivered or paid in accordance with the Stock Incentive Plan.  The participant will also recognize ordinary income to the extent he or she received current payments of dividend equivalents in respect of the deferred stock when the Company pays a dividend on Company common stock.  The Company will generally be entitled to a deduction for the year and to the extent the participant has ordinary income.

Vote Required

The affirmative vote of a majority of the votes cast is required to approve the 2010 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2010 EMBASSY BANCORP, INC. STOCK INCENTIVE PLAN.

PROPOSAL NO. 3:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2010.  The Board of Directors proposes that the shareholders ratify this selection.  ParenteBeard LLC served as the Company’s independent registered public accounting firm for the 2009 fiscal year.  It is anticipated that a representative of ParenteBeard LLC will attend the annual meeting to answer shareholders’ questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PARENTEBEARD LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2010.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

On October 1, 2009, the Company was notified that Beard Miller Company LLP (“Beard”), the Company’s independent registered public accounting firm, merged with Parente Randolph, LLC (“Parente”) to form ParenteBeard LLC (“ParenteBeard”). Accordingly, effective October 1, 2009, Beard ceased to act as the Company’s independent registered public accounting firm and ParenteBeard was retained to act in such capacity going forward.  The engagement of ParenteBeard as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

Prior to engaging ParenteBeard, the Company did not consult with ParenteBeard regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard on the Company’s financial statements, and ParenteBeard did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of independent registered public accounting firm of Beard regarding the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2007, and during the interim period from the end of the most recently completed fiscal year through October 1, 2009, the date of resignation, there were no disagreements with Beard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard would have caused it to make reference to such disagreement in its reports.

FEES PAID TO INDEPENDENT ACCOUNTANTS
Audit Fees and Other Fees

The following fees were incurred by the Company for 2009 and 2008:

	2009	2008
Audit fees (1)	$73,549	$63,699
Audit -related fees(2)	3,452	1,500
Tax fees(3)	8,384	6,561
All other fees	-	-

	$85,385	$71,760

(1)
Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory, including out-of-pocket expenses.

(2)
Assurance and related services reasonably related to the performance of the audit or review of financial statements include the following:  assistance with implications from stock option exercise and lease accounting analysis.

(3)	Tax fees include the following: preparation of state and federal tax returns, assistance with calculating estimated tax payments, and assistance with tax exempt yield calculation.

These fees were approved in accordance with the Company’s Audit Committee’s policy.

REPORT OF AUDIT COMMITTEE

The Audit Committee met three times during 2009.  The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2009, with the Company’s management.  In addition, the Committee has discussed with ParenteBeard LLC, the Company’s independent registered public accounting firm, the matters required to be discussed with the auditors, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.  The Audit Committee has also received the written disclosures and the letter from ParenteBeard LLC required by PCAOB Rule 3526, and has discussed with ParenteBeard LLC its independence from the Company and its management with regard to all services provided.

The Audit Committee has considered whether the services rendered by ParenteBeard LLC with respect to audit, audit related, tax and other fees are compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2009, be included in the Company’s Annual Report on Form 10- K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee has adopted an Audit Committee Charter, the current version of which is available on the Company’s website at www.embassybank.com under “Investor Relations.”

March 26, 2010

John P. Brew, Chairman
Elmer Gates, Vice Chairman
Geoffrey F. Boyer
John G. Englesson
Bernadette M. Holland
John T. Yurconic

2011 SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2011 annual meeting of shareholders must deliver the proposal in writing to the Secretary of Embassy Bancorp, Inc. at the Company’s principal executive offices at 100 Gateway Drive, Suite 100, Bethlehem, Pennsylvania, not later than January 17, 2011.

ANNUAL REPORT

The Company’s 2009 Annual Report, which includes Management’s Discussion and Analysis, is being mailed with this Proxy Statement. The Company will provide, without charge, to any shareholder requesting the same in writing, a complete copy of its Annual Report on Form 10-K for 2009, as filed with the Securities and Exchange Commission (“SEC”). Such requests should be directed to Judith A. Hunsicker, Chief Operating Officer, at the address shown on the first page of this Proxy Statement.  The Form 10-K is also available on the SEC website at http://www.sec.gov.

OTHER MATTERS

The Company may pay brokers, nominees, fiduciaries, or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company.  The Company expects to solicit proxies primarily by mail, but directors, officers and employees of the Company may also solicit in person, by telephone, telegraph or telefax.

As of the date of this Proxy Statement, management has no knowledge of any matters to be presented at the meeting other than those referred to above.  If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors
JUDITH A. HUNSICKER, Secretary

ANNEX A
EMBASSY BANCORP, INC.
2010 STOCK INCENTIVE PLAN

The purpose of the Embassy Bancorp, Inc. 2010 Stock Incentive Plan (the “Plan”) is to provide (i) designated officers (including officers who are also directors) and other designated employees of Embassy Bancorp, Inc., a Pennsylvania corporation (the “Company”), and its subsidiaries, and (ii) non-employee members of the board of directors of and advisors and consultants to the Company and its subsidiaries, with additional incentive to further the success of the Company.  The Company believes that the Plan will cause the designated participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders and will align the economic interests of the participants with those of the shareholders.

Article 1.            Administration

1.1      The Committee.  The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of (i) either the board of directors of the Company (the “Board”) or (ii) two or more directors appointed by the Board, all of whom (unless the Board determines otherwise) shall be "non-employee directors" of the Board as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" as defined under section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations.  The Board, in its discretion, may appoint separate committees to administer the Plan with respect to a designated portion of participants (e.g., participants subject to Section 16 of the Exchange Act or Section 162(m) of the Code).  If the Board does not appoint a committee to administer all or any portion of the Plan, then the Board shall be the Committee.

1.2      Determinations with respect to Grants.  The Committee shall have the sole authority to (i) determine the individuals to whom Grants (as defined in Section 2.1) shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, (iv) accelerate the vesting of any Grants and reduce or waive any restrictions on the exercise or vesting of any Grants, and (v) deal with any other matters arising under the Plan.  The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company.

1.3      Action by the Committee.  A majority of the Committee shall constitute a quorum thereof, and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be actions of the Committee.

1.4      Delegation.  The Committee may appoint one of its members to be chairman and any person, whether or not a member of the Committee, to be its secretary or agent.  Furthermore, the Committee may delegate any ministerial duties in connection with the Plan to one or more officers of the Company.

1.5      Interpretation of Plan.  The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, to waive requirements relating to formalities or other matters that do not modify the substance of rights of Grantees (as defined in Section 4.2) or constitute a material amendment of the Plan, to correct any defect or supply any omission of the Plan or any Grant Instrument (as defined in Section 2.2) and to reconcile any inconsistencies in the Plan or any Grant Instrument.  The Committee's interpretations of the Plan and all determinations made or actions taken by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder.  All powers of the Committee shall be exercised in its sole discretion, in the best interest of the Company and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

1.6      No Liability.  No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee.

1.7      Costs.  All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company.  Except for the express obligations of the Company under the Plan and under Grants (as defined in Section 2.1) in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Grant, or to any Grantee or any transferee of shares of Company Stock from any Grantee, including, but not limited to, any tax liability, capital losses, or other costs or losses incurred by any Grantee, or any such transferee.

Article 2.            Grants

2.1      Type of Grants.  Incentives under the Plan shall consist of grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock and performance awards (hereinafter collectively referred to as "Grants").

2.2      Grant Instruments.  All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with the Plan as the Committee deems appropriate.  Each Grant shall be evidenced by a written instrument (the “Grant Instrument”) specifying the number of shares of Company Stock to which it relates and containing such other terms and conditions as the Committee shall approve that are not inconsistent with the Plan.  Grants under a particular section of the Plan need not be uniform as among the grantees.  The Committee shall have the authority to waive any condition of an outstanding Grant or amend an outstanding Grant, provided that an amendment of an existing Grant may not be made without the consent of the Grantee if such amendment would have an adverse effect on the rights of the Grantee.

Article 3.            Shares Subject to the Plan

3.1      Number of Shares.  Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, par value $1.00 per share (the "Company Stock"), that may be issued or transferred under the Plan is 500,000 shares. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 40% of the shares specified above.  The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Grants under the Plan terminate, expire, or are cancelled, forfeited, exchanged or surrendered without Company Stock being delivered pursuant thereto, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants, including forfeited shares, shall again be available for purposes of the Plan.

3.2      Anti-Dilution Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, recapitalization, stock split, or combination or exchange of shares, or a merger, reorganization or consolidation in which the Company is the surviving corporation, or a reclassification or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, the kind of shares, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that may be subject to Grants to any one individual under the Plan in any calendar year, the number of shares covered by outstanding Grants, and the price per share or the applicable fair market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to or less than .500 down, in each case to the nearest whole number. For purposes of this Section 3.2, "shares of Company Stock" and "shares" include referenced shares with respect to SARs.  The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any incentive stock option to fail to comply with Section 422 of the Code.

Article 4.            Eligibility for Participation

4.1      Eligible Participants.

4.1.1     All employees of the Company and its present or future subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan.

4.1.2      Members of the board of directors of the Company or members of the board of directors of any subsidiary of the Company and consultants or advisors, who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors” or “Consultants”, as applicable), also shall be eligible to participate in the Plan and may receive grants in the discretion of the Committee; provided, however, that only Employees shall be eligible to receive Incentive Stock Options (as defined in Section 5.1.1); and provided further that Consultants shall be eligible to participate in the Plan only if they meet the eligibility requirements for participation in an “employee benefit plan” under SEC Rule 405.

4.1.3      For purposes of the Plan the term “subsidiary” shall mean an entity controlled by the Company directly, or indirectly through one or more intermediaries.

4.2      Selection of Grantees.  The Committee shall select the individuals to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.  Any individuals who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

Article 5.            Granting of Options

5.1      Type of Option and Price.

5.1.1      The Committee may grant options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter collectively the "Stock Options"), all in accordance with the terms and conditions set forth herein.

5.1.2      The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value (determined in accordance with Section 5.2.3) of a share of such Stock on the date such Stock Option is granted.

5.1.3      If the Company Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Company Stock is a national securities exchange or The NASDAQ Stock Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Company Stock is not principally traded on an exchange or market which reports last sale price data, then the average of the mean between the last reported "bid" and "ask" prices each day over the five trading days preceding the relevant date, as reported on NASDAQ or, if not so reported, as reported by the applicable customary reporting service or market (including the Over the Counter Bulletin Board or the Pink Sheets).  If the Company Stock is not traded in a public market or subject to reported transactions or quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee; provided, however, that no determination of Fair Market Value with respect to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or the regulations thereunder.

5.2      Option Term.  The Committee shall determine the term of each Stock Option; provided, however, that the term of a Stock Option shall not exceed ten years from the date of grant.

5.3      Exercisability of Options.  Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion.  The Committee, in its sole discretion, may accelerate, in whole or in part, the exercisability of any or all outstanding Stock Options at any time for any reason.  In addition, all outstanding Stock Options automatically shall become fully and immediately exercisable upon a Change of Control (as defined in Section 9.1).

5.4      Vesting of Options and Restrictions on Shares.

5.4.1      The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Instrument.

5.4.2      Notwithstanding any other provision of the Plan, except as otherwise provided by the Committee in the Grant Instrument, all outstanding Stock Options shall become immediately exercisable upon the earliest to occur of the following, if at such time the Grantee is an Employee or a Non-Employee Director:  (i) the Grantee's Retirement (as defined in Section 5.6.4), (ii) the Grantee's death or Disability (as defined in Section 5.6.4), or (iii) the occurrence of a Change of Control (as defined in Section 9.1).

5.5      Manner of Exercise.

5.5.1      A Grantee may exercise a Stock Option which has become exercisable, in whole or in part, by delivering a duly completed notice of exercise, in such form as is acceptable to the Committee, to the Secretary or other officer of the Company designated by the Committee, with accompanying payment of the option price in accordance with Section 5.7 below.

5.5.2      Unless otherwise provided by the Committee, such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer previously approved or designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee.  The Committee may suspend the ability of a Grantee to exercise a Stock Option through a Designated Broker at any time that the Committee, in its sole discretion, determines appropriate.

5.6      Termination of Employment or Service.

5.6.1      General.  Except as provided below, a Stock Option may only be exercised while the Grantee is employed by the Company or a subsidiary of the Company or is serving as a Non-Employee Director or a Consultant of the Company or a subsidiary of the Company.

5.6.2      Nonqualified Stock Options.  In the event of a Grantee’s termination of employment or service for any reason other than death, Disability or Retirement (as such terms are defined in Section 5.6.4) or following a Change of Control, the Nonqualified Stock Options shall be exercisable only as to those shares that were immediately purchasable on the date of termination and only for a period of three (3) months following termination or for such other period as the Committee shall establish in its sole discretion.  If the Grantee’s termination of employment or service is due to death, Disability or Retirement or following a Change of Control, all Nonqualified Stock Options held by the Grantee shall vest and become immediately exercisable upon such event and shall be thereafter exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such event, provided that in no circumstance shall the period extend beyond the expiration of the Nonqualified Stock Option term set forth in the Grant Instrument.

5.6.3      Incentive Stock Options.  In the event of a Grantee’s termination of employment for any reason other than death, Disability, Retirement, or following a Change of Control, the Grantee’s Incentive Stock Options shall be exercisable only as to those shares that were immediately purchasable by such Grantee at the date of termination and only for a period of three (3) months following termination.  In the event of a termination of a Grantee’s employment due to death, Disability, Retirement or following a Change of Control, all Incentive Stock Options held by such Grantee shall vest and become immediately exercisable and shall thereafter be exercisable by the Grantee or the Grantee’s legal representative or beneficiaries, as applicable, for a period of two (2) years following the date of such cessation of employment, provided, however, that any such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three (3) months following the date of Grantee’s Retirement or termination of employment following a Change of Control; and provided further, that no Option shall be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than one (1) year following termination of employment due to Disability; and provided further, in order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of a deceased Grantee, the Grantee’s death must have occurred while employed or within three (3) months of termination of employment.  Notwithstanding anything herein to the contrary, in no event shall the period within which an Incentive Stock Option may be exercised extend beyond the expiration of the Option term set forth in the Grant Instrument.

5.6.4      Definitions.  For purposes of the Plan: (i) the term "Company" shall include the Company's subsidiaries; (ii) the term "Disability" or "Disabled" shall mean any physical or mental impairment which qualifies an individual for disability benefits under the applicable long-term disability plan maintained by the Company, or, if no such plan applies, which would qualify such individual for disability benefits under the long-term disability plan maintained by the Company, if such individual were covered by that plan, or, if no such plan exists, as determined in good faith by the Committee; and (iii) “Retirement” or “Retired” shall mean a termination of employment which constitutes a “retirement”, whether normal or otherwise, under any applicable qualified pension benefit plan maintained by the Company, or, if no such plan is applicable, which would constitute “retirement”, as determined by the Committee, in its sole discretion, or, in the case of a Non-Employee Director, the Grantee ceases to be such after attaining the age of 65 or such other age as shall be established by the Committee on a case by case basis and reflected in the applicable Grant Instrument.  “Retirement” and “Disability” shall not be applicable to Consultants.

5.7      Payment of Option Price.  The Grantee shall pay the option price specified in the Grant Instrument in cash, including through the broker assisted cashless exercise procedure described in Section 5.5.2  With the approval of the Committee, the Grantee also may pay the option price specified in the Grant Instrument by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Stock Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the option price or through a combination of cash and shares of Company Common Stock owned by the Grantee.  Unless permitted by the Committee, no tendered shares of Company Stock which were acquired by the Grantee pursuant to, or upon the previous exercise of, a Grant under the Plan, or an award under any other award plan of the Company or its subsidiaries, shall be accepted in payment unless the Grantee has held such shares (without restriction imposed by the applicable plan or award) for at least six months prior to delivery in payment.  Subject to Article 13, the Grantee shall pay the option price and the amount of withholding tax due, if any, at the time of exercise.  Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any required withholding obligations are satisfied.

5.8      Limits on Incentive Stock Options.

5.8.1      Each Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option.

5.8.2      An Incentive Stock Option shall not be granted to any participant who is not an Employee of the Company or any "subsidiary" within the meaning of Section 424 (f) of the Code.

5.8.3      An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent" or "subsidiary" of the Company within the meaning of Section 424 (e) and (f) of the Code, unless the option price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

5.8.4      No Incentive Stock Option granted under this Plan is transferable expect by will or the laws of descent and distribution and is exercisable during the Grantee’s lifetime only by the Grantee.

5.9      Notice of Disposition; Withholding; Escrow.  A Grantee of an Incentive Stock Option shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Company Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of.  The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Grantee such amounts as may be necessary to satisfy any withholding requirements of Federal (including payroll taxes) or state law or regulation and, further, to collect from the Grantee any additional amounts which may be required for such purpose.  The Committee may, in its sole discretion, require shares of Company Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 5.9.

5.10     No ISO Warranty.  The Company makes no warranty that Stock Options granted under this Plan that are intended to qualify as Incentive Stock Options will, in fact, so qualify or that any qualification will not be lost in the future, including by acts or omissions of the Company or the Committee or by other cause.  If a Stock Option granted hereunder for any reason fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Nonqualified Stock Option.

Article 6.             Stock Appreciation Rights

6.1      General Requirements.  The Committee may grant stock appreciation rights ("SARs") to any Grantee (i) independently or (ii) in tandem with, any Stock Option, for all or a portion of the applicable Stock Option.  Tandem SARs may be granted, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, such tandem rights may be granted only at the time of the Grant of such Stock Option.  Unless the Committee determines otherwise, the base price of each SAR shall be equal to the greater of (i) the exercise price of the related Stock Option, if any, or (iii) the Fair Market Value of a share of Company Stock as of the date of grant of such SAR.

6.2      Exercise.

6.2.1      No SAR shall be exercisable more than 10 years after the date of its grant.

6.2.2      A SAR not granted in tandem with a Stock Option will become exercisable at such time or times, and on such terms and conditions, as the Committee shall specify.  Unless the Committee provides otherwise in the Grant Instrument, the provisions of Article 5 applicable to Nonqualified Stock Options, including, without limitation, those related to exercise upon termination of employment or service, shall be applicable to non-tandem SARs; provided, however, that all such SARs shall become immediately exercisable upon the occurrence of a Change of Control of the Company.

6.2.3      A SAR granted in tandem with a Stock Option will be exercisable only at such time or times, and to the extent, that the related Stock Option is exercisable and will be exercisable only in accordance with the exercise procedure for the related Stock Option.  Upon the exercise of a Stock Option, the SARs relating to the Company Stock covered by the related Stock Option shall terminate.  Upon the exercise of SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Company Stock.

6.3      Value of SARs.  Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for a SAR is the difference between the base price of the SAR as described in Section 6.1 and the Fair Market Value of the underlying Company Stock on the date of exercise of such SAR.

6.4      Form of Payment.  Upon exercise of a SAR, payment shall be made in the form of shares of Company Stock, valued at their Fair Market Value on the date of exercise, in cash, or in a combination thereof, as the Committee, in its sole discretion, shall determine.  Payment by the Company of SARs shall be subject to withholding of applicable taxes in accordance with Article 13.

Article 7.             Restricted and Deferred Stock Grants

7.1      Restricted Stock.  The Committee may issue or transfer shares of Company Stock to an eligible participant under a Grant (a "Restricted Stock Grant"), upon such terms as the Committee deems appropriate.  The following provisions are applicable to Restricted Stock Grants:

7.1.1      Shares of Company Stock issued pursuant to Restricted Stock Grants may be issued for cash consideration or for no cash consideration, at the sole discretion of the Committee.  The Committee shall establish conditions under which restrictions, if any, on the transfer of shares of Company Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate.  The period of time during which the Restricted Stock Grant will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

7.1.2      If the Grantee ceases to be employed by the Company or, in the case of a Non-Employee Director, to serve or be engaged as such, during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed and those shares of Company Stock must be immediately returned to the Company.  The Committee may, however, in its sole discretion, provide for complete or partial exceptions to this requirement as it deems appropriate, including, without limitation, upon death, Disability or Retirement (as defined in Section 5.6.4).

7.1.3      During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Company Stock to which such Restriction Period applies except to a Successor Grantee under Article 8.  Each certificate for a share issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the Restricted Stock legend pursuant to this Section 7.1 removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

7.1.4      During the Restriction Period, unless the Committee determines otherwise, the Grantee shall have the right to vote shares subject to the Restricted Stock Grant and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

7.1.5      Except as provided by Article 14, all restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of any conditions imposed by the Committee.  The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period.  All restrictions under all outstanding Restricted Stock Grants shall automatically and immediately lapse upon a Change of Control.

7.2      Deferred Stock.

7.2.1      The Committee may grant a participant the right to receive shares of Company Stock to be delivered in the future (a “Deferred Stock Grant”).  Delivery of the Company Stock pursuant to a Deferred Stock Grant will take place at such time or times, and on such terms and conditions, as the Committee may determine.  The Committee may provide at the time of the Deferred Stock Grant that the stock to be delivered will be restricted stock pursuant to Section 7.1.  The Committee may at any time accelerate the time at which delivery of all or any part of the Company Stock will take place; provided, however, that unless otherwise provided by the Committee at the time of grant, the time of delivery of the deferred stock will automatically accelerate to the date of a Change of Control.

7.2.2      During any deferral period, the Grantee shall not have any rights as a shareholder with respect to the deferred shares.

7.3      Tax Withholdings.  Delivery of stock pursuant to this Article 7 shall be subject to withholding of applicable taxes in accordance with Article 13.

Article 8.            Transferability of Grants

8.1      Limitation.  During a Grantee’s lifetime, only the Grantee may exercise rights under a Grant and Grants may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, in its sole discretion.

8.2      Successor Grantee.  When a Grantee dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights.  A successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

Article 9.             Change of Control of the Company

9.1      Definitions.  As used herein, a "Change of Control" shall be deemed to have occurred if:

(i)         a liquidation or dissolution of the Company (excluding transfers to subsidiaries) or the sale of all or substantially all of the Company's assets occurs;

(ii)         as a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split or sale or transfer of assets, any person or group (as such terms are used in and under Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this Section 10.1, a person or group shall not include the Company or any subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary;

(iii)         if at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination; or

(iv)         the Company merges or consolidates with any other corporation (other than a wholly owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation); or

(v)         the occurrence of such other event as the Committee, in its sole discretion, shall designate at any time as a Change of Control.

9.2      Business Combination Transaction.  Any agreement to which the Company or any of its subsidiaries is a party which provides for any merger, consolidation, share exchange, or similar transaction of the Company with or into another corporation or other association whereby the Company is not to be the surviving or parent corporation shall provide, without limitation, for the assumption of any outstanding Grants by the surviving corporation or association or its parent and all outstanding Grants shall be subject to such agreement.  In any case where Grants are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the purchase or exercise price(s) shall be made.

Article 10.          Amendment and Termination of the Plan

10.1     Amendment.  The Board may amend, suspend or terminate the Plan at any time, in its discretion, subject to any required shareholder approval or any shareholder approval which the Board deems advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any stock listing requirement.

10.2     Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

10.3     Termination and Amendment of Outstanding Grants.  A termination, suspension or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17.2 hereof.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17.2 hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

10.4     Plan Provisions Binding.  The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.  In the event of any conflict between the Plan and any Grant Instrument, the Plan shall control.

Article 11.           Funding of the Plan

11.1     Unfunded Plan.  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

Article 12.           Rights of Participants

12.1     No Right to Grant.  Nothing in this Plan shall entitle any Grantee or other person to any claim or right to receive a Grant under the Plan.

12.2     No Right to Employment or Retention.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any subsidiary of the Company or any other employment or retention rights.

12.3     No Restriction on Company.  Nothing contained in the Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company or any subsidiary of the Company, or for other proper corporate purpose, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.

Article 13.           Withholding of Taxes

13.1     Right to Withhold.  The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to an employee of the Company, any federal, state or local taxes required by law to be withheld with respect to such cash awards and, in the case of Grants paid in Company Stock, the Grantee or other person receiving such shares shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such Grants or the Company shall have the right to deduct from other wages paid to the employee by the Company the amount of any withholding due with respect to such Grants.  The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Company Stock acquired pursuant to exercise of an Incentive Stock Option.

13.2     Withholding Rules and Procedures.  The Committee is authorized to adopt rules, regulations or procedures related to tax withholding, including provision for the satisfaction of a tax withholding obligation, by the retention of shares of Stock to which the Grantee would otherwise be entitled pursuant to a Grant or by the Grantee’s delivery of previously owned shares of Company Stock or other property.

Article 14.           Requirements for Issuance of Shares

14.1     Compliance with Law.  The obligations of the Company to offer, sell, issue, deliver or transfer Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of any registration statement under applicable securities laws if deemed necessary or appropriate by the Company.  The Company’s obligation to offer, sell, issue, deliver or transfer its shares under the Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Company receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with.  Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

14.2     Restrictions on Grants.  The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and certificates representing such shares may be legended to reflect any such restrictions.

14.3     Share Certificates.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

14.4     No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Article 15.          Forfeiture

15.1     Misconduct.  Notwithstanding anything to the contrary in the Plan, if the Committee finds, after consideration of the facts presented on behalf of the Company and the involved Grantee, that the Grantee has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of the Grantee’s employment by or service with the Company or any subsidiary, or that the Grantee has disclosed trade secrets of the Company or its affiliates, or that the Grantee has intentionally failed to perform the individual’s stated duties, and that such actions have damaged the Company or any subsidiary in any significant manner, in the discretion of the Committee, then the Grantee shall forfeit all rights under and to all unexercised Grants, and under and to all Grants to the Grantee with respect to which the Company has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Grants and rights shall be automatically canceled.

15.2     Finality of Committee Decision.  The decision of the Committee as to the cause of the Grantee’s discharge from employment with the Company and any subsidiary shall be final for purposes of the Plan, but shall not affect the finality of the Grantee’s discharge by the Company of subsidiary for any other purposes.  The preceding provisions of this Section 15 shall not apply to any Incentive Stock Option to the extent such application would result in disqualification of the stock option as an incentive stock option under Sections 421 and 422 of the Code.

Article 16.           Right of First Refusal

16.1     If at any time a Grantee desires to sell, encumber, or otherwise dispose of shares of Company Stock acquired by him or her pursuant to this Plan, he or she shall first offer the same to the Company by delivering to the President of the Company written notice disclosing: (a) the name(s) of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; and (d) all other terms of the proposed transfer. Within fourteen (14) calendar days after receipt of such notice the Company shall have the option to purchase all or part of such Company Stock. If the Company decides to exercise this option, the purchase price of the Company Stock shall be the proposed price or the fair market value of the Company Stock (as determined in accordance with section 5.2.3 of the Plan) on the date such written notice is received by the Company, whichever is less.

16.2     In the event the Company does not exercise the option to purchase the Company Stock, as provided above, the Grantee shall have the right to sell, encumber, or otherwise dispose of his shares of Company Stock on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within fifteen (15) calendar days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase in accordance with the provisions set forth in Section 16.1 above, at which point all time periods set forth in this Article 16 shall recommence.

16.3                 The provisions of this Article 16 shall apply only to Company Stock acquired through the Plan by current or former executive officers and directors of the Company.  Each certificate issued to a current or former executive officer evidencing shares of Company Stock acquired through the Plan and each certificate issued in exchange for or upon the transfer of any such shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE 2010 EMBASSY BANCORP, INC. STOCK INCENTIVE PLAN AND ARE SUBJECT TO A RIGHT OF FIRST REFUSAL CONTAINED THEREIN.  A COPY OF SUCH STOCK INCENTIVE PLAN WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF WITHIN FIVE DAYS OF WRITTEN REQUEST.”

The legend set forth above shall be removed from the certificates evidencing any shares upon waiver by the Company of its right of first refusal in accordance with Section 16.2.

Article 17.           Miscellaneous

17.1     Substitute Grants.  The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation ("Substituted Stock Incentives").  The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives.  The Committee shall prescribe the provisions of the substitute grants.

17.2     Section 16 Limitations.  With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  The Committee, as it deems advisable, may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

17.3     Ownership of Stock.  A Grantee or successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor Grantee on the stock transfer records of the Company.

17.4     Headings.  Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

17.5     Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

Article 18.           Effective Date of the Plan

18.1     The Plan shall be effective as of the date of the approval of the Plan by the Company's shareholders.

REVOCABLE PROXY
EMBASSY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 16, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David M. Lobach, Jr. and Judith A. Hunsicker, or either of them, with full power of substitution, to act as proxies for the undersigned to vote all shares of common stock of Embassy Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the 2010 Annual Meeting of Shareholders to be held at the Best Western Lehigh Valley Hotel and Conference Center at 300 Gateway Drive, Bethlehem, Pennsylvania, at 5:30 p.m. E.S.T. on Wednesday, June 16, 2010, as follows:

1.	Proposal to elect four directors to Class 3 for a three (3) year term.
Nominees: Bernard M. Lesavoy, David M. Lobach, Jr., John C. Pittman, John T. Yurconic

☐	FOR all nominees listed herein for all (except as withheld)	☐	WITHHOLD AUTHORITY to vote for all nominees listed herein

  (Instructions: To withhold authority to vote for any individual nominee, strike that nominee’s name appearing above.)

The Company’s By-Laws provide that voting may be cumulative in the election of directors.  This means that a shareholder may multiply the number of shares held by the number of directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among candidates in any manner the shareholder desires.

☐	Check here if voting cumulatively and write the number of votes cast on the appropriate line(s) below:

Bernard M. Lesavoy________,    David M. Lobach, Jr.________,    John C. Pittman ________,    John T. Yurconic ________

2.	Proposal to approve the 2010 Embassy Bancorp, Inc. Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify the selection of ParenteBeard LLC as independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

____ PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2010:

The Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2009 Annual Report to Shareholders are available at http://materials.proxyvote.com/290791.

Print Name	(Signature(s) of shareholder)	(Date)

Print Name	(Signature(s) of shareholder)	(Date)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE INSERT YOUR ADDRESS IN THE FOLLOWING LINE:

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